Exhibit 99.1

               Radiation Therapy Services Appoints James Charles
                        Weeks to its Board of Directors

    FORT MYERS, Fla., Aug. 11 /PRNewswire-FirstCall/ -- Radiation Therapy Services, Inc. (Nasdaq: RTSX), a provider of radiation therapy services to cancer patients, announced today the appointment of James Charles Weeks to the Company's board of directors. This appointment brings the total number of directors to seven. Mr. Weeks is the Company's third independent director and he will serve on the Company's audit committee.

    James Charles Weeks has had a 37-year career in publishing. Most recently, he served as President and Chief Operating Officer of The New York Times Regional Newspaper Group. In that capacity, he was responsible for the operations of 28 newspapers in 10 states. Prior to that, he was Executive Vice President of The New York Times Regional Newspaper Group and the Director of Newspaper Acquisitions for The New York Times Company. Mr. Weeks has also held the position of Publisher at two regional newspapers, the Press Democrat in Santa Rosa, California and the Star News in Wilmington, North Carolina.

    Dr. Howard Sheridan, Chairman of the Board for Radiation Therapy, said, "The addition of James Weeks to Radiation Therapy's board of directors is consistent with our objective of establishing an independent board with appointees that come from diverse industries and with varied areas of expertise. His extensive corporate and marketing experience will be invaluable as we expand and build the Radiation Therapy Services network."

    James Charles Weeks commented, "I am delighted to join Radiation Therapy's board of directors. This Company is led by an experienced and talented management team that is committed to strategically growing the business and delivering value to its shareholders and patients. I look forward to working closely with management and the other members of the board of directors."


    About Radiation Therapy Services

    Radiation Therapy Services, Inc., which operates treatment centers primarily under the name 21st Century Oncology, is a provider of radiation therapy services to cancer patients. The Company's 52 treatment centers are clustered into 17 regional networks in eight states, including Alabama, Delaware, Florida, Kentucky, Maryland, Nevada, New York and North Carolina. The Company is headquartered in Fort Myers, Florida. More information about the Company can be found at its Web site http://www.rtsx.com.


    This release may contain forward-looking statements about the Company's future plans, expectations and objectives. Words such as "may," "will," "expect," "intend," "anticipate," "plan," "believe," "seek," "could" and "estimate" and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to those risk factors described in the Company's recent quarterly report on Form 10-Q and the "Risk Factors" section of the Form S-1 Registration Statement, as amended, relating to the Company's initial public offering as well as the Company's other filings with the Securities and Exchange Commission which are available on the SEC's website at www.sec.gov. Readers of this release are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release.


     Contacts:                               Investors/Media:
     Dave Koeninger                          Denise Roche/Greg Tiberend
     Chief Financial Officer                 The Ruth Group
     Radiation Therapy Services, Inc.        646-536-7008/7005
     239-931-7282                            droche@theruthgroup.com
     dkoeninger@rtsx.com                     gtiberend@theruthgroup.com



SOURCE  Radiation Therapy Services, Inc.
    -0-                             08/11/2004
    /CONTACT: Dave Koeninger, Chief Financial Officer of Radiation Therapy Services, Inc., +1-239-931-7282, dkoeninger@rtsx.com; Investors - Media, Denise Roche, +1-646-536-7008, droche@theruthgroup.com, or Greg Tiberend, +1-646-536-7005, gtiberend@theruthgroup.com, both of The Ruth Group, for Radiation Therapy Services, Inc./
    /Web site:  http://www.rtsx.com /
    (RTSX)

CO:  Radiation Therapy Services, Inc.
ST:  Florida
IN:  HEA MTC
SU:  PER